UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

REX American Resources Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee previously paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

7720 Paragon Road
Dayton, Ohio 45459

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 16, 2021

Due to the information and guidance currently available surrounding restrictions on gatherings as a result of the coronavirus outbreak (COVID-19), we have made the decision that the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of REX American Resources Corporation (“REX” or the “Company”) will be virtual only. The health and well-being of our employees and shareholders are of the utmost importance to us. This does not represent a change in our shareholder engagement philosophy and we remain committed to return to an in-person meeting once prudent. The Annual Meeting will be held on Wednesday, June 16, 2021, at 2:00 p.m. EDT, for the following purposes:

1. Election of eight members to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

2. Advisory vote on executive compensation.

3. An Amendment to the Certificate of Incorporation of the Company, as amended, to authorize 5,000,000 shares of undesignated Preferred Stock, par value $.01 per share.

4. Transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 27, 2021 will be entitled to notice of and to vote at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting virtually by visiting https://web.lumiagm.com/272763317.

Detailed instructions for accessing the virtual Annual Meeting can be found beginning on the next page of this Proxy Statement.

By Order of the Board of Directors EDWARD M. KRESS Secretary

Dayton, Ohio
May 7, 2021

Important Notice Regarding the Availability of Proxy Materials
for the Shareholders Meeting to be Held on June 16, 2021

The Proxy Statement, 2020 Annual Report and other soliciting materials are available at www.rexamerican.com by clicking on “Investors” and then clicking on the “Annual Reports” and “2021 Proxy” links.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

HOW CAN I ATTEND THE ANNUAL MEETING?

You are entitled to participate in the Annual Meeting only if you were a REX shareholder at the close of business on April 27, 2021 or if you hold a valid proxy. You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting https://web.lumiagm.com/272763317.

To participate in the virtual Annual Meeting, you will need to enter the password rex2021 and your 11 digit control number found on your proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, instructions related to the control number are described below in the “HOW DO I VOTE” section.

The Annual Meeting webcast will begin promptly at 2:00 p.m. EDT. We encourage you to access the meeting prior to the start time.

HOW DO I VOTE?

You can either vote electronically during the Annual Meeting or prior to the meeting by proxy. If you vote by proxy, you still are entitled (but not required) to participate in the Annual Meeting. Even if you plan to participate in the meeting, we encourage you to vote your shares in advance by filling out and mailing the enclosed proxy card.

You will also be able to vote your shares electronically at the Annual Meeting. More detailed instructions for voting the shares electronically will be provided during the Annual Meeting, but, in order to vote electronically during the Annual Meeting, you will need to have the 11 digit control number printed on your proxy card.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided. To vote in person at the virtual Annual Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to vote electronically during the Annual Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form.

After obtaining a valid legal proxy from your broker, bank or other agent, to then register to vote at the Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company, LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

American Stock Transfer & Trust Company LLC
Attn: Proxy Tabulation Department
6201 15th Avenue
Brooklyn, NY 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 1, 2021.

WHY IS THIS ANNUAL MEETING ONLY VIRTUAL?

Due to the information and guidance currently available surrounding the status of the coronavirus outbreak (COVID-19), this year’s Annual Meeting will be virtual only. The health and well-being of our employees and shareholders are of the utmost importance to us. This does not represent a change in our shareholder engagement philosophy and we remain committed to return to an in-person meeting when prudent.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://web.lumiagm.com/272763317.

WHAT IF DURING CHECK-IN TIME OR DURING THE MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

If you encounter any difficulties accessing the virtual meeting, please email support@lumiglobal.com. Be sure to have the following information to facilitate assistance:

Event Name: REX American Resources Annual Meeting 2021
Meeting ID: 272763317
Password: rex2021
Your 11 digit control number.

REX AMERICAN RESOURCES CORPORATION
7720 Paragon Road
Dayton, Ohio 45459

PROXY STATEMENT

Mailing Date
May 7, 2021

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of REX American Resources Corporation, a Delaware corporation (“REX” or the “Company”), for the purposes set forth herein at our Annual Meeting of Shareholders to be held on June 16, 2021 and any adjournments thereof. All properly executed proxies will be voted as directed by the shareholder on the proxy card. If no direction is given, proxies will be voted in accordance with the Board of Directors’ recommendations and, in the discretion of the proxy holders, in the transaction of such other business as may properly come before the Annual Meeting and any adjournments thereof. Any proxy may be revoked by a shareholder by delivering written notice of revocation to the Company prior to the Annual Meeting or by voting online during the Annual Meeting at any time prior to the closing of the polls.

We currently have one class of stock outstanding, namely Common Stock, $.01 par value, of which there were 5,992,002 shares outstanding as of April 27, 2021. Only holders of Common Stock whose names appeared of record on the books of the Company at the close of business on April 27, 2021 are entitled to notice of and to vote during the Annual Meeting. Each shareholder is entitled to one vote per share.

A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. A broker non-vote occurs when a broker submits a proxy with respect to shares held in a fiduciary capacity (or “street name”) that indicates the broker does not have discretionary authority to vote the shares on a particular matter.

If you hold shares in street name, you must vote by giving instructions to your broker or nominee. Without your instructions, your broker or nominee is permitted to use its own discretion and vote your shares on certain routine matters but is not permitted to use discretion to vote on non-routine matters, such as Item 1 (election of directors), Item 2 (advisory vote on executive compensation), and Item 3 (amendment to the Company’s Certificate of Incorporation) in the Notice of Annual Meeting. We urge you to give voting instructions to your broker on all voting items.

Fiscal Year

All references in this Proxy Statement to a particular fiscal year are to REX’s fiscal year ended January 31. For example, “fiscal 2020” means the period February 1, 2020 to January 31, 2021.

ELECTION OF DIRECTORS
(Item 1)

Eight directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Unless otherwise directed, it is the intention of the persons named in the accompanying proxy to vote each proxy for the election of the nominees listed below. All nominees are presently directors of REX and all nominees have given their consent to being named as a candidate.

If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxy holders will vote for the election of such substitute nominee as the Board of Directors may recommend. We have no reason to believe that any substitute nominee will be required.

Directors are elected by a majority of votes cast unless the election is contested, in which case directors are elected by a plurality vote. A majority of votes cast means that the number of shares voted “for” a nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes will have no effect. If a non-incumbent nominee receives a greater number of votes cast “against” than cast “for”, that non-incumbent nominee is not elected to the Board. Any incumbent director nominee who receives a greater number of votes cast “against” than votes “for” shall continue to serve as a “holdover director” under Delaware law, but shall tender his or her resignation as a director. Within 90 days, the Board will decide, after taking into account the recommendation of the Nominating/Corporate Governance Committee and excluding the nominee in question, whether to accept the resignation. The Board will promptly disclose its decision on a Form 8-K filed with the Securities and Exchange Commission.

Set forth below is certain information with respect to the nominees for director, including the experience, qualifications and skills we believe these individuals bring to the Board and qualify them to serve as directors.

STUART A. ROSE, 66, was appointed our Executive Chairman of the Board and Head of Corporate Development in 2015. Mr. Rose had served as our Chairman of the Board and Chief Executive Officer since our incorporation in 1984 as a holding company. Mr. Rose ceased to be our Chief Executive Officer in 2015. Prior to 1984, Mr. Rose was Chairman of the Board and Chief Executive Officer of Rex Radio and Television, Inc., which he founded in 1980 to acquire the stock of a corporation which operated four retail stores. Mr. Rose’s past leadership and current position provides the Board with essential insight into the Company’s strategic activities.

ZAFAR RIZVI, 71, was appointed our Chief Executive Officer and a director in 2015. Mr. Rizvi has been our President and Chief Operating Officer since 2010, was Vice President from 2006 to 2010, and has been President of Farmers Energy Incorporated, our alternative energy investment subsidiary, since 2006. From 1991 to 2006, Mr. Rizvi was Vice President—Loss Prevention. Mr. Rizvi’s knowledge of the Company’s alternative energy investments and operations provides the Board with operational perspective and promotes efficiencies in communications between management and the Board.

EDWARD M. KRESS, 71, has been our Secretary since 1984 and a director since 1985. Mr. Kress has been a partner of the law firm of Dinsmore & Shohl LLP (formerly Chernesky, Heyman & Kress P.L.L.), our legal counsel, since 1988. Mr. Kress has practiced law in Dayton, Ohio since 1974. Mr. Kress, a lawyer and our legal counsel, provides the Board with critical legal advice and perspective.

DAVID S. HARRIS, 61, has been a director since 2004 and Lead Director since 2015. Mr. Harris has served as Chief Operating Officer of Seven Oaks Acquisition Corp., a special purpose acquisition company, since December 2020; and as President of Grant Capital, Inc., a private investment company, since 2002. During 2001, Mr. Harris served as a Managing Director in the investment banking division of ABN Amro Securities LLC (ABN). From 1997 to 2001, Mr. Harris served as a Managing Director and Sector Head of the Retail, Consumer and Leisure Group of ING Barings LLC (ING). The investment banking operations of ING were acquired by ABN in 2001. From 1986 to 1997 Mr. Harris served in various capacities as a member of the investment banking group of Furman Selz LLC. Furman Selz was acquired by ING in 1997. Mr. Harris is a director of Carrols Restaurant Group, Inc. where he is Chairman of the Compensation Committee and serves on the Audit Committee. Mr. Harris was a director of Spectrum Brands Holdings, Inc. from 2018 to January, 2020 in connection with Jefferies Financial Group’s ownership interest in

Spectrum Brands Holdings, Inc. Prior to its sale in 2015, Mr. Harris was a director of Steiner Leisure Limited where he served on the Audit Committee and was Chairman of its Compensation Committee. Mr. Harris’ experience in investment banking, corporate finance and capital markets is valuable to the Board in developing strategy and evaluating senior management.

CHARLES A. ELCAN, 57, has been a director since 2003. Mr. Elcan has served as a partner of Frisco Partners since 2017. Mr. Elcan was previously a founder of, and President until 2017 of, China Healthcare Corporation, organized in 2008 to build and operate hospitals in China. Mr. Elcan was Executive Vice President—Medical Office Properties of Health Care Property Investors, Inc. (HCP), a real estate investment trust specializing in health care related real estate, from 2003 to 2008, and served as the Chief Executive Officer and President of MedCap Properties, LLC, a real estate company located in Nashville, Tennessee that owned, operated and developed real estate in the healthcare field, from 1998 to 2003. (HCP acquired MedCap Properties in 2003.) From 1992 to 1997, Mr. Elcan was a founder and investor in Behavioral Healthcare Corporation (now Ardent Health Services LLC), a healthcare company that owns and operates acute care hospitals. Mr. Elcan, a founder of health care real estate companies, brings to the Board entrepreneurial experience.

MERVYN L. ALPHONSO, 80, has been a director since 2007. Mr. Alphonso retired as Vice President for Administration and Chief Financial Officer of Central State University in 2007, a position he held since 2004. Mr. Alphonso has over 30 years of experience in the banking industry. He was President, Dayton District, KeyBank National Association from 1994 to 2000 and held various management positions with KeyBank of New York, N.A., and Crocker National Bank and Bankers Trust Company. Mr. Alphonso served as a Peace Corps volunteer from 2001 to 2003. Mr. Alphonso’s experience in the banking industry and as a chief financial officer provides the Board with financial management expertise.

LEE FISHER, 69, has been a director since 2011. Mr. Fisher was appointed Dean of Cleveland State University’s Cleveland-Marshall College of Law in 2017. He is also the Joseph C. Hostetler-BakerHostetler Chair in Law. Prior to his appointment as Dean, he was President and Chief Executive Officer of CEOs for Cities, a non-profit national organization of urban leaders focused on revitalizing American cities. Mr. Fisher is also a Senior Fellow with the Levin College of Urban Affairs at Cleveland State University and an Urban Scholar with the College of Urban Planning and Public Affairs at the University of Illinois-Chicago. Mr. Fisher served as Lieutenant Governor of Ohio from 2007 to 2011, including as Director of the Ohio Department of Development and Chair of the Ohio Third Frontier Commission. Mr. Fisher was a director of REX from 1996 to 2006. He served as President and Chief Executive Officer of the Center for Families and Children, a private non-profit human services organization, from 1999 to 2006. Mr. Fisher was a partner in the law firm of Hahn Loeser & Parks LLP from 1978 to 1990 and 1995 to 1999 and practiced law with Hahn Loeser & Parks LLP from 1978-1990. He served as Ohio Attorney General from 1991 to 1995, Ohio State Senator from 1983 to 1990 and Ohio State Representative from 1981 to 1983. Mr. Fisher was formerly a director of OfficeMax Incorporated. Mr. Fisher brings to the Board experience and understanding of law, government, public affairs, economic development, and regulatory and public policy.

ANNE MACMILLAN, 42, has been a director since 2019. Ms. MacMillan has been a partner with Invariant GR since 2016, where she manages Invariant’s food, agriculture and trade practice, leveraging nearly 20 years of substantive policy experience from serving in the House of Representatives, the United States Department of Agriculture, and in corporate America. Ms. MacMillan served as the Director of Government Affairs for the Wonderful Company, a multi-billion dollar farming and consumer packaged goods company, from 2014-2016. Prior to that, Ms. MacMillan was at the United States Department of Agriculture, serving as Senior Advisor from 2010-2012, and as Deputy Chief of Staff from 2012-2014 where she developed and implemented the Agency’s regulatory agenda and managed key policy staff. Ms. MacMillan started her career on Capitol Hill with the late Bob Matsui (D-CA) and spent several years as the Legislative Director to Rep. Dennis Cardoza (D-CA), managing his Agriculture and Natural Resources Committee work in addition to assisting with his leadership of the Blue Dog Coalition. Ms. McMillan then served as a senior policy advisor for Speaker Nancy Pelosi (D-CA) for the last two years of the Speaker’s first speakership. In this capacity, Ms. MacMillan managed all issues pertaining to agriculture and rural America, amongst other key priorities. Anne is a graduate of the University of California, San Diego and received her Juris Doctorate from The George Washington University Law

School. Ms. MacMillan’s experience serving the agricultural industry, in both the public and private sector, brings a different perspective and insight to the Board.

Board of Directors

Our Board of Directors currently consists of eight directors. The Board has determined that five of the eight, David S. Harris, Charles A. Elcan, Mervyn L. Alphonso, Lee Fisher and Anne MacMillan, are independent within the meaning of Section 303A.02 of the New York Stock Exchange (“NYSE”) Listed Company Manual.

To be considered independent, the Board must determine that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, including commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships, among others. Our Board has established the following guidelines, consistent with Section 303A.02 of the NYSE listing standards, to assist it in determining independence of directors.

•

A director who is an employee, or whose immediate family member (as defined in such guidelines) is an executive officer, of the Company is not independent until three years after the end of such employment relationship.

•

A director who receives, or whose immediate family member receives, more than $120,000 during any 12-month period in direct compensation from the Company, other than director or committee fees and pension or other forms of deferred compensation for prior service (not contingent in any way on continued service), is not independent until three years after he or she does not receive more than $120,000 of such compensation during any 12-month period. (Compensation received by an immediate family member for service as a non-executive employee need not be considered in determining independence under this test.)

•

A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives at the same time serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

•

A director who is an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

Messrs. Harris, Alphonso and Fisher and Ms. MacMillan have no relationships with the Company other than being a director. Mr. Elcan has only an indirect, immaterial relationship with the Company.

Coal Refinement LLC, a company owned by Mr. Elcan’s brother, is a minority investor in REX’s refined coal business and receives commissions from a subsidiary of REX. During fiscal 2020, REX paid Coal Refinement LLC $170,813 in commissions. Because Charles Elcan has no financial interest or involvement in Coal Refinement LLC, nor any involvement in REX’s business activities with Coal Refinement LLC, the Board has determined that the relationship is not a material relationship affecting Charles Elcan’s independence.

Our Board of Directors held four meetings during the fiscal year ended January 31, 2021. All our directors attended last year’s Annual Meeting of Stockholders. The average attendance by incumbent directors at Board and Board Committee meetings was 96%.

Directors are invited and encouraged to attend our Annual Meeting of Shareholders. Each director attended 100% of the meetings of the Board and the committees on which each director serves, with the exception of Mr. Elcan, who was unable to attend two meetings of the Board of Directors and two meetings of the Audit Committee. Therefore, Mr. Elcan’s attendance at all meetings of the Board of Directors and the committees on which he serves was 69%.

The non-management directors have the opportunity to meet in executive sessions without management following Audit Committee and Board meetings. The presiding director for each executive session is the independent Lead Director.

Board Leadership Structure

The Board is responsible for periodically evaluating the leadership structure of the Company’s Board of Directors, including whether to combine or separate the roles of Chairman of the Board and Chief Executive Officer. The Board recognizes that different structures may be appropriate at different times or under different circumstances and believes it is important to retain the flexibility to have structures best suited to the Company’s specific characteristics or circumstances. If the offices of Chairman of the Board and Chief Executive Officer are held by the same person, or if the Chairman is not independent, the Board will annually elect an independent director to serve in a lead capacity.

In 2015, the Board appointed Zafar Rizvi Chief Executive Officer of the Company. Mr. Rizvi was also appointed a director to fill a vacancy on the Board. Mr. Rizvi succeeded Stuart A. Rose as Chief Executive Officer, who had served as Chairman and CEO since 1984. Mr. Rose was appointed Executive Chairman and Head of Corporate Development. The Board believes this leadership structure is appropriate and will provide consistent oversight and implementation of corporate strategy, operations and executive succession.

In 2015, the Board elected David S. Harris to serve as Lead Director. The Lead Director’s responsibilities include, among others, the following:

•	Preside at all meetings of the Board at which the Executive Chairman is not present, including executive sessions of the independent directors.

•	Serve as principal liaison between the Executive Chairman and the independent directors.

•	Approve information sent to the Board, meeting agendas for the Board, and meeting schedules to assure there is sufficient time for discussion of all agenda items.

•	Authority to call meetings of the independent directors.

•	Be available, when appropriate, for consultation and direct communication with shareholders.

Board Role in Risk Oversight

The Board administers its risk oversight function principally through the Audit Committee. The Audit Committee oversees financial, legal, regulatory and operational risks and risk management. The Committee receives periodic reports from members of senior management who supervise day-to-day risk management activities on specific risks to the Company, risk management and risk mitigation. The Audit Committee reports to the full Board as appropriate. Overall review of risk is inherent in the full Board’s consideration of long-term strategies and in the transactions and other matters presented to the Board. As part of the Board’s consideration of risk management and risk mitigation, the Board also receives periodic reports from members of senior management regarding the Company’s cybersecurity risk management. The Board’s role in risk oversight has no effect on its leadership structure.

Board Committees

Our Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee and the Executive Committee.

Audit Committee. The Audit Committee assists Board oversight of the integrity of the financial statements of the Company, our compliance with legal and regulatory requirements, the independent accountants’ qualifications and independence, and the performance of the Company’s internal audit function and independent accountants. The Audit Committee is directly responsible for the appointment, retention and oversight of the work of the independent accountants. The Audit Committee acts pursuant to a written charter. The members of the Audit Committee are Messrs. Harris (Chairman), Alphonso, Elcan and Fisher and Ms. MacMillan. All members of the Audit Committee are independent within the meaning of applicable NYSE listing standards and rules of the Securities and Exchange Commission (“SEC”). The Board has determined that Mr. Harris and Mr. Alphonso are each an audit committee financial expert as defined by applicable SEC rules and that all members of the Audit Committee are financially literate within the meaning of NYSE listing standards. The Audit Committee met five times during fiscal 2020. The Audit Committee took no action by unanimous written consent during fiscal 2020.

Compensation Committee. The Compensation Committee has direct responsibility to review and approve CEO compensation, makes recommendations to the Board with respect to non-CEO compensation and compensation plans, and administers the Company’s stock plans. The Compensation Committee acts pursuant to a written charter. The members of the Compensation Committee are Messrs. Harris (Chairman), Alphonso, Elcan and Fisher and Ms. MacMillan. All members of the Compensation Committee are independent within the meaning of applicable NYSE listing standards. The Compensation Committee met two times during fiscal 2020. The Compensation Committee took one action by unanimous written consent during fiscal 2020.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee identifies individuals qualified to become Board members consistent with criteria approved by the Board, recommends for the Board’s selection a slate of director nominees for election to the Board at the Annual Meeting of Shareholders, develops and recommends to the Board the Corporate Governance Guidelines applicable to the Company, and oversees the evaluation of the Board and management. The Nominating/Corporate Governance Committee acts pursuant to a written charter. The members of the Nominating/Corporate Governance Committee are Messrs. Alphonso (Chairman), Harris, Fisher and Elcan and Ms. MacMillan. All members of the Nominating/Corporate Governance Committee are independent within the meaning of applicable NYSE listing standards. The Nominating/Corporate Governance Committee met two times during fiscal 2020. The Nominating/Corporate Governance Committee took no action by unanimous written consent during fiscal 2020.

The Board seeks director candidates who possess the background, skills and expertise to make a significant contribution to the Board, the Company and shareholders. In identifying and evaluating director candidates, the Nominating/Corporate Governance Committee may consider a number of attributes, including experience, skills, judgment, accountability and integrity, financial literacy, time, industry knowledge, networking/contacts, leadership, independence from management and other factors it deems relevant. The Nominating/Corporate Governance Committee also considers diversity of professional experience, skills and individual qualities and attributes in identifying director candidates. The Nominating/Corporate Governance Committee reviews the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current directors and specific needs of the Company and the Board. The Company is committed to a policy of inclusiveness. In performing its responsibilities for identifying, screening and recommending candidates to the Board, the Nominating/Corporate Governance Committee should (i) ensure that candidates with a diversity of ethnicity and gender are included in each pool of candidates from which Board nominees are chosen and (ii) seek diverse candidates by including in the candidate pool (among others) individuals from non-executive corporate positions and non-traditional environments. The Nominating/Corporate Governance Committee may solicit advice from the Executive Chairman, the CEO and other members of the Board.

The Nominating/Corporate Governance Committee will consider director candidates recommended by our shareholders. Shareholders must submit the name of a proposed shareholder candidate to the Nominating/Corporate Governance Committee at our corporate offices by the date specified under “Shareholder Proposals.”

Executive Committee. The Executive Committee is empowered to exercise all of the powers and authority of the Board of Directors between meetings of the Board, other than the power to fill vacancies on the Board or on any Board committee and the power to declare dividends. The members of the Executive Committee are Messrs. Rose and Rizvi. The Executive Committee had no formal meetings during fiscal 2020. The Executive Committee took one action by unanimous written consent during fiscal 2020.

Code of Ethics, Corporate Governance Guidelines and Committee Charters

We have adopted a Code of Business Conduct and Ethics applicable to our employees, officers and directors. A copy of the Code of Business Conduct and Ethics has been filed as an exhibit to our Annual

Report on Form 10-K for the year ended January 31, 2004 and is posted on our website www.rexamerican.com.

We have adopted a set of Corporate Governance Guidelines addressing director qualification standards, director responsibilities, director access to management and independent advisors, director compensation and other matters. A copy of the Corporate Governance Guidelines is posted on our website www.rexamerican.com.

The charters of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee are posted on our website www.rexamerican.com.

Procedures for Contacting Directors

Shareholders and interested parties may communicate with the Board, the non-management directors as a group, or a specific director by writing to REX American Resources Corporation, 7720 Paragon Road, Dayton, Ohio 45459, Attention: Board of Directors, Non-Management Directors or [Name of Specific Director]. All communications will be forwarded as soon as practicable to the specific director, or if addressed to the Non-Management Directors to the Chairman of the Audit Committee, or, if addressed to the Board, to the Chairman of the Board or other director designated by the Board to receive such communications.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The objectives of our executive compensation program are to motivate and retain our key employees, to tie annual incentives to corporate performance and profitability, and to provide long-term incentives for executives to create shareholder value.

We considered the results of the shareholder advisory vote on executive compensation in 2020. We believe the approval received shows that shareholders support our executive compensation decisions and policies.

Elements of Executive Compensation

The elements of our executive compensation program are discussed below.

Base Salary. Base salaries of our executive officers reflect individual job responsibilities, with consideration for past contributions and length of service. Base salary levels generally are set at levels below that of salaries paid to executive officers of other public companies in the ethanol industry in recognition of their annual incentive opportunities. For comparative purposes, we review base salaries paid by companies in our industry peer group. We do not engage in benchmarking in setting or adjusting base salaries. Base salaries of our CEO, Mr. Rizvi, our CFO, Mr. Bruggeman, and our Executive Chairman, Mr. Rose, have not changed since 2015.

Annual Incentive Program. Our annual incentive program is designed to reward executive officers for corporate performance and to incentivize those individuals to contribute to corporate profitability. Annual incentives are based on corporate performance and profitability measures. There are no individual performance goals or objectives.

For fiscal 2020, the annual incentive opportunities for our executive officers were based upon and determined as a specific percentage of our Net Income, subject to individual maximum payouts for the year. The specific percentage of Net Income for each executive officer was determined on a scaled basis considering each officer’s overall responsibilities and contributions to corporate performance and operations. We define Net Income as net income attributable to REX Common Shareholders (after tax), adjusted by a multiplier and then adding back incentive and stock compensation expense.

We chose the foregoing measures to incentivize our executive officers to grow profits. Specific quantitative corporate performance factors and measures for determining individual annual incentive awards are described under “Employment Agreements” and “Grants of Plan-Based Awards” following the Summary Compensation Table.

The annual incentive program for executive officers includes a “clawback” provision. For purposes of computing awards under the program, in the event of a loss in any fiscal year, income utilized in computing awards in subsequent years is reduced dollar for dollar until the cumulative reduction equals the amount of the earlier loss. In the year the earlier loss is fully recovered, individual caps on annual incentive payouts are increased 100% to enable some or all of a foregone incentive award for a prior loss year(s) to be recouped. We believe the clawback ensures that executive incentive awards are paid based on cumulative Net Income (net of losses) and provides incentive to focus on long-term, sustained earnings growth.

Annual incentive awards are determined and paid on a formula basis without discretion to increase or decrease award amounts.

Long-Term Incentive Awards. In fiscal 2015, our Board of Directors adopted and shareholders approved the REX 2015 Incentive Plan. The Incentive Plan provides for grants of a variety of long-term incentives to officers, employees, directors and consultants of the Company, including restricted stock, restricted stock units, stock options, stock appreciation rights, unrestricted stock and performance awards payable in cash or stock. The Incentive Plan replaced the Company’s 1995 and 1999 Omnibus Stock Incentive Plans. We have not granted stock options since 2004.

To strengthen the link between our annual incentive program and long-term corporate performance, one-third of the annual incentive award earned by each executive officer is paid in an award of restricted stock under the Incentive Plan. Restricted stock exposes executives to both upside and downside equity performance risk.

Employment, Termination and Change in Control Arrangements

We have employment agreements with each of our named executive officers which cover base salary, annual incentive award opportunities, and potential payments upon termination or change in control. Upon a termination without cause, or for good reason within 12 months following a change in control, the executive is entitled to his salary for the remainder of the employment period, and a cash payment equal to 200% of the total incentive bonus paid for the prior fiscal year, but not less than $500,000. The Compensation Committee determined these payment amounts based upon competitive practices at the time the employment agreements were approved. The purpose of providing these severance benefits is to compensate executives in the event of a termination of employment not reflective of individual performance and to assure that executives focus on a smooth transition of management and operation of the Company in the event of a change in control.

Stock Award Grant Policy

The Board and the Compensation Committee believe that establishing fixed grant dates in advance, to the extent possible, is important to assure the integrity of the stock-based award granting process. Accordingly, the Board and the Compensation Committee determined that the annual grant of restricted stock awards to non-employee directors, and the restricted stock grants to executive officers in payment of one-third of their annual incentive award earned for the fiscal year, will be made on June 15 of each year, or if June 15 is not a business day, the next business day.

Role of Executive Officers in Determining Executive Compensation

The Compensation Committee of our Board of Directors determines the compensation paid to our CEO and other executive officers. Our CEO recommends base salary levels and annual incentive opportunities for non-executive officers. All annual incentive payments to executive officers are approved by the Compensation Committee.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction to a public company for compensation paid in excess of $1 million in any taxable year to the company’s chief executive officer or any of its other four highest paid executive officers.

For 2020 and 2021, the annual incentive awards payable to Messrs. Rizvi, Bruggeman and Rose will be subject to Section 162(m) based upon the Tax Cuts and Job Act of 2017 (the “Tax Act”). Despite the application of the Tax Act, all of the compensation paid to Messrs. Rizvi, Bruggeman and Rose in fiscal 2020 was still deductible to the Company.

The Compensation Committee considers anticipated tax treatment when reviewing executive compensation, but does not limit executive compensation to amounts deductible under Section 162(m) in order to maintain flexibility to structure compensation programs.

Determinations for 2021

The Compensation Committee made the following determinations with respect to REX’s executive compensation program for fiscal 2021:

•	The performance goals and formula for determining annual incentive award opportunities under the 2015 Incentive Plan and executive officers’ employment agreements will be computed based upon an amount equal to Net Income using a 1.33 multiplier, at the same individual percentages and subject to the same individual maximums for the fiscal year as set forth in the employment agreements.

•

The 1.33 multiplier to after-tax earnings approximates pre-tax earnings using an estimated GAAP tax rate after passage of the Tax Act (assuming no tax credits). Incentive awards will be affected by fluctuations from the estimated GAAP tax rate.

•	The Compensation Committee will review the multiplier and formula annually.

The Compensation Committee believes that incentive awards based on after-tax earnings better encourages executives to focus on overall corporate profitability and to maximize net income and earnings per share.

Compensation Committee Report

The Compensation Committee of the Board of Directors of REX American Resources Corporation has reviewed and discussed the Compensation Discussion and Analysis with management. Based on that review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in the proxy statement for our 2021 Annual Meeting of Shareholders.

DAVID S. HARRIS, Chairman
MERVYN L. ALPHONSO
CHARLES A. ELCAN
LEE FISHER
ANNE MACMILLAN

Summary Compensation Table

The following table sets forth the compensation of our Chief Executive Officer, Chief Financial Officer and our other most highly compensated executive officers.

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Zafar Rizvi,	2020	$225,000	$44,673	$89,344	$200	$359,217
Chief Executive Officer	2019	$225,000	$107,864	$215,729	$200	$548,793
and President	2018	$225,000	$218,020	$436,041	$200	$879,261
Douglas L. Bruggeman,	2020	$275,700	$22,336	$44,672	$200	$342,908
Vice President—Finance,	2019	$275,700	$53,932	$107,865	$200	$437,697
Chief Financial Officer	2018	$275,700	$109,010	$218,020	$200	$602,930
and Treasurer
Stuart A. Rose,	2020	$154,500	$32,760	$65,519	—	$252,779
Executive Chairman of	2019	$154,500	$79,101	$158,201	—	$391,802
the Board	2018	$154,500	$159,882	$319,763	—	$634,145

(1)

Represents one-third of award earned by the named executive officer under our annual incentive program payable in restricted stock with a vesting period of three years based on the closing price of REX Common Stock as of the applicable grant date. See “Grants of Plan-Based Awards.”

(2)	Amounts in this column reflect two-thirds of incentive awards earned under our annual incentive program paid in cash. See “Grants of Plan-Based Awards.”

(3)	Amounts in this column reflect $200 401(k) matching contribution on behalf of each named executive officer other than Mr. Rose.

Employment Agreements

We have employment agreements with Zafar Rizvi, our Chief Executive Officer and President, Douglas L. Bruggeman, our Vice President—Finance, Chief Financial Officer and Treasurer, and Stuart A. Rose, our Executive Chairman of the Board and Head of Corporate Development. The employment agreements were effective as of February 1, 2015, and were amended for fiscal year 2018. The employment agreements automatically renew in one year increments unless earlier terminated by resignation, death, total disability or termination for cause, or unless terminated by either party upon 180 days’ notice.

Mr. Rizvi’s fiscal 2018 employment agreement provided for:

•	An annual base salary of $225,000.

•	The opportunity to earn an annual incentive bonus equal to 3% of Net Income using a 1.33 multiplier, subject to a maximum incentive bonus of $2,000,000 in any fiscal year.

Mr. Bruggeman’s fiscal 2018 employment agreement provided for:

•	An annual base salary of $275,700.

•	The opportunity to earn an annual incentive bonus equal to 1.5% of Net Income using a 1.33 multiplier, subject to a maximum incentive bonus of $1,500,000 in any fiscal year.

Mr. Rose’s fiscal 2018 employment agreement provided for:

•	An annual base salary of $154,500.

•	The opportunity to earn an annual incentive bonus equal to 2.2% of Net Income using a 1.33 multiplier, subject to a maximum incentive bonus of $1,500,000 in any fiscal year.

Effective for fiscal 2018, each employment agreement was amended to reflect an annual incentive bonus opportunity computed based upon an amount equal to 133% of Net Income (as compared to 154% of Net Income for fiscal 2017), less a one-time cumulative adjustment of $22,000,000 in fiscal year 2018, at the same individual percentages and subject to the same individual annual maximums stated above.

Each employment agreement also provides for:

•

In the event of termination by us without cause, as defined, the employee is entitled to (i) the balance of his salary for the remainder of the employment period, (ii) a cash bonus payment equal to 200% of the total incentive bonus paid for the prior fiscal year, but in no event less than $500,000 and (iii) the right to exercise any awards held under any incentive plan maintained by us whether or not such award is otherwise exercisable or has vested.

•

In the event of termination by us for cause, as defined, the employee is entitled to (i) his salary computed pro rata to the date of termination and (ii) bonus payment computed pro rata based on the date of termination.

•

In the event of termination due to death, total disability or voluntary termination of employment, the employee or his estate is entitled to (i) his salary computed pro rata to the date of termination, (ii) bonus payment computed pro rata based on the date of termination and (iii) the right to exercise any awards held under any incentive plan maintained by us whether or not such award is otherwise exercisable or has vested and, in the case of voluntary termination, if the employee has 20 years of service and has attained age 55.

•

In the event the employee terminates employment for good reason, as defined, within 12 months following a change in control, as defined, the employee is entitled to (i) the balance of his salary for the remainder of the employment period, (ii) a cash bonus payment equal to 200% of the total incentive bonus paid for the prior fiscal year, but in no event less than $500,000 and (iii) the right to exercise any awards held under any incentive plan maintained by us whether or not such award is otherwise exercisable or has vested.

•	The right to participate in all employee benefit plans.

•	Restrictions on the use of confidential information, and restrictions on competition for a period of one year following termination of employment.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of awards to each named executive officer in fiscal 2020 under our annual incentive program.

Name	Estimated Future Payouts under Non-Equity Incentive Plan Awards
	Threshold	Target (1)	Maximum
Zafar A. Rizvi	$0	$323,593	$2,000,000
Douglas L. Bruggeman	$0	$161,797	$1,500,000
Stuart A. Rose	$0	$237,302	$1,500,000

(1)

Target amounts are not determinable at the time of grant. SEC rules require us to provide a representative amount based on the previous fiscal year’s performance if the target amount is not determinable. Target amounts shown are representative amounts based on the previous fiscal year’s (2019) performance.

Mr. Rizvi’s annual incentive award opportunity for fiscal 2021, which is set forth in his employment agreement, is earned at 3% of Net Income (as previously defined), subject to a maximum $2,000,000 incentive payout for the year.

Mr. Bruggeman’s annual incentive award opportunity for fiscal 2021, which is set forth in his employment agreement, is earned at 1.5% of Net Income, subject to a maximum $1,500,000 incentive payout for the year.

Mr. Rose’s annual incentive award opportunity for fiscal 2021, which is set forth in his employment agreement, is earned at 2.2% of Net Income, subject to a maximum $1,500,000 incentive payout for the year.

For fiscal 2020, Mr. Rizvi earned an annual incentive award of $134,017, Mr. Bruggeman earned an annual incentive award of $67,008, and Mr. Rose earned an annual incentive award of $98,279. These incentive awards were based on REX earning net income attributable to REX common shareholders of $7,427,000, multiplied by 133%, and then adding back incentive and stock compensation expense.

One-third of each executive’s annual incentive award (Mr. Rizvi $44,673, Mr. Bruggeman $22,336, and Mr. Rose $32,760) will be paid in an award of restricted stock based on the closing price of REX common stock on June 15, 2021 vesting in one-third installments on the first three anniversaries of the grant. The two-thirds balance of each executive’s annual incentive award (Mr. Rizvi $89,344, Mr. Bruggeman $44,672 and Mr. Rose $65,519) was paid in cash.

Outstanding Equity Awards at Fiscal 2020 Year-End

The following table sets forth information concerning restricted stock that has not vested for each named executive officer outstanding as of the end of fiscal 2020.

Name	Stock Awards
	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units of Stock that have not Vested (1)
Zafar A. Rizvi	6,617	$506,201
Douglas L. Bruggeman	3,309	$253,139
Stuart A. Rose	4,851	$371,102

(1)	Based on the closing price of REX common stock on January 29, 2021.

Potential Payments Upon Termination or Change in Control

The employment agreements with our named executive officers provide for the following compensation payable upon termination of employment:

•	In the event of termination without cause, or in the event the executive terminates employment for good reason within 12 months following a change in control, the executive is entitled to (i) the balance of his salary for the remainder of the employment period, (ii) a cash bonus equal to 200% of the total incentive bonus paid for the prior fiscal year, but not less than $500,000 and (iii) the right to exercise any awards under any incentive plan whether exercisable or unexercisable, vested or unvested.

o

“Good reason” includes a reduction in the executive’s salary or bonus opportunity, significant diminution in the executive’s position, authority or duties, work relocation outside the Dayton, Ohio metropolitan area, and our breach of the employment agreement.

o

“Change in control” includes any person acquiring 25% or more of outstanding REX common stock, incumbent directors or their Board approved successors ceasing to constitute a majority of the REX board of directors, or a merger or other reorganization resulting in less than 50% of the outstanding voting shares of the surviving or resulting company being owned by REX shareholders determined immediately prior to the event.

•

In the event of termination due to death, total disability or voluntary termination, the executive or his estate is entitled to (i) his salary computed pro rata to the date of termination, (ii) bonus payment computed pro rata based on the date of termination and (iii) the right to exercise any awards under any incentive plan whether exercisable or unexercisable or vested or unvested, assuming in the case of voluntary termination the executive has 20 years of service and attained age 55.

•	In the event of termination by us for cause, the executive is entitled to his salary and bonus payment computed pro rata to and based upon the date of termination.

Termination Without Cause or for Good Reason. If the employment of our executive officers were terminated without cause, or terminated for good reason following a change in control, our executive officers would have been entitled to the following lump sum amounts as of January 31, 2021:

Name	Salary (1)	Incentive Award (2)	Accelerated Vesting of Restricted Stock (3)	Total
Zafar A. Rizvi	$225,000	$500,000	$506,201	$1,231,201
Douglas L. Bruggeman	$275,700	$500,000	$253,139	$1,028,839
Stuart A. Rose	$154,500	$500,000	$371,102	$1,025,602

(1)	Salary from February 1, 2021 to January 31, 2022.

(2)	For Fiscal 2020, the minimum incentive award of $500,000 each.

(3)	Dollar value of unvested restricted stock.

Termination on Death, Total Disability or Voluntary Termination. If the employment of our executive officers were terminated due to death, total disability or voluntary termination, our executive officers or their estates would be entitled to the following lump sum amounts as of January 31, 2021:

Name	Salary	Incentive Award	Accelerated Vesting of Restricted Stock	Total
Zafar A. Rizvi	—	$134,017	$506,201	$640,218
Douglas L. Bruggeman	—	$67,008	$253,139	$320,147
Stuart A. Rose	—	$98,279	$371,102	$469,381

In their employment agreements, our executive officers are subject to non-competition provisions for a period of one year following termination of employment for any reason, as well as confidentiality provisions.

All unvested shares of restricted stock automatically vest upon death, total disability, termination of employment without cause, voluntary termination of employment after 20 years of service and attaining age 55, termination of employment for good reason within 12 months following a change in control, and any other event specified in an applicable employment agreement. In the event of a change in control, unvested restricted stock will be subject to the definitive agreement governing the change in control.

Director Compensation for Fiscal 2020

The following table sets forth information concerning the compensation of our non-employee directors for fiscal 2020.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Edward M. Kress	—	$25,000	$25,000
Charles A. Elcan	$50,000	$25,000	$75,000
David S. Harris	$75,000	$50,000	$125,000
Mervyn L. Alphonso	$50,000	$25,000	$75,000
Lee Fisher	$50,000	$25,000	$75,000
Anne MacMillan	$50,000	$25,000	$75,000

(1)

The aggregate number of outstanding restricted stock awards granted to non-employee directors of REX that have not vested at January 31, 2021 are 720 shares for each of Messrs. Kress, Elcan, Alphonso and Fisher, 1,440 shares for Mr. Harris, and 608 shares for Ms. MacMillan.

Director Compensation Arrangements

Directors who are not officers or employees of REX are paid an annual retainer of $45,000 per year (plus reasonable travel expenses) and a $5,000 per year retainer if they serve on one or more Board committees. The Chairman of the Audit Committee and the Lead Director are each paid an additional $12,500 per year retainer, both of which retainers are currently paid to Mr. Harris in his dual capacity.

Non-employee directors receive an annual $25,000 grant of restricted stock under the 2015 Incentive Plan based on the closing price of REX common stock on the date of grant, vesting in one-third installments on the first three anniversaries of the grant. The Chairman of the Audit Committee and the Lead Director each receive an additional $12,500 annual grant of restricted stock with a vesting period of three years, both of which grants are currently received by Mr. Harris in his dual capacity.

Compensation Policies and Risk

We believe the compensation policies and practices for our employees do not encourage excessive or inappropriate risk taking and are not reasonably likely to have a material adverse effect on the Company.

Our compensation program consists of fixed and variable components. The fixed portion, base salary, provides stable income regardless of Company performance or stock price. The variable portion, annual incentive and restricted stock awards, rewards both short-term and long-term corporate performance.

Prior to fiscal 2017, our annual incentive program was based on the Company’s earnings before income taxes. We began using after-tax income as our annual incentive performance measure for fiscal 2017. We believe that basing annual incentives on after-tax income better encourages executives to focus on growing profits and earnings per share. We cap each executive’s total annual incentive award which we believe reduces the incentive to engage in excess risk taking as incentive payments are limited. We annually review our incentive performance measures and formula.

Long-term performance is reflected in restricted stock awards that vest in installments over three years and grow in value if our stock price increases over time. We believe that our restricted stock awards and the clawback provision in our annual incentive program create a disincentive to engage in short-term risk taking which could ultimately harm the Company’s long-term performance and stock price.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected I Column (a)) (c)
Equity compensation plans approved by security holders(1)	19,705	(2)	—	473,830
Equity compensation plans not approved by security holders	—		—	—

Total	19,705		—	473,830

(1)	Includes the REX American Resources Corporation 2015 Incentive Plan.

(2)	Consists of 19,705 shares of restricted stock awarded but not vested under the 2015 Incentive Plan at January 31, 2021. Restricted stock has no exercise price.

Chief Executive Officer (CEO) Pay Ratio

We are committed to internal pay equity to incentivize all our employees and to maximize shareholder value. In furtherance of that goal, and consistent with the requirements of Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Compensation Committee reviewed a comparison of our CEO’s annual total compensation in fiscal year 2020 to that of all other Company employees for the same period.

For fiscal 2020, the annual total compensation of our CEO was $359,217 and the annual total compensation of the employee identified at the median of our Company (excluding the CEO), was $49,093.

Therefore, the ratio of annual total compensation of our CEO to the median of the annual compensation for fiscal 2020 was 7.3 to 1.

The calculation of annual total compensation of all employees (including full and part-time employees) was determined in the same manner as the “Total Compensation” shown for our CEO in the “Summary Compensation Table” on page 11 of this Proxy Statement. Pay elements that were included in the annual total compensation for each employee are salary/hourly wage, bonus and 401K matching contributions.

Our calculation includes all employees of REX and its consolidated subsidiaries as of December 31, 2020. We determined the compensation of our median employee by: (i) calculating the annual total compensation described above for each of our employees and annualizing the base salary/wages of all employees who were hired in 2020 but did not work for the entire year, (ii) ranking the annual total compensation of all employees except for the CEO from lowest to highest, and (iii) since we had an even number of employees when not including the CEO, determining the average of the annual total compensation of the two employees ranked at the median.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Item 2)

We are asking shareholders to cast an advisory vote on the compensation of our named executive officers disclosed in the Executive Compensation section of this Proxy Statement. This non-binding advisory vote, commonly known as a “say-on-pay” vote, is required not less than once every 3 years, pursuant to Section 14A of the Securities Exchange Act. REX has determined to obtain this non-binding advisory vote on a yearly basis.

Our executive compensation program is designed to motivate and retain our key employees and to reward both annual and long-term corporate performance. We believe our executive compensation program appropriately aligns named executive officers’ incentives with the interests of shareholders. Accordingly, we are asking you to vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

While this vote is not binding on the Company or the Board of Directors, we value the opinion of shareholders and will consider the outcome of the vote when making future executive compensation decisions.

The affirmative vote of a majority of the shares present in person (i.e. those shareholders which are logged in to the Annual Meeting website) or by proxy is required for approval of this proposal. Abstentions will have the effect of a vote against the proposal. Broker non-votes will not be counted.

The Board of Directors recommends a vote FOR approval of the compensation of our named executive officers.

AMENDMENT TO THE AMENDED CERTIFICATE OF INCORPORATION TO AUTHORIZE A NEW CLASS OF PREFERRED STOCK
(Item 3)

On April 29, 2021, our Board of Directors approved an amendment to Article IV of the Certificate of Incorporation of the Corporation (the “Articles”), and approved its submission to the shareholders for their approval at the Annual Meeting. The proposed amendment to the Articles authorizes a class of undesignated preferred stock with a par value of $.01 per share and grants our Board of Directors the authority to issue up to 5,000,000 shares of preferred stock with such powers, preferences and rights as our Board of Directors may fix and determine (the “Preferred Stock”). If the Articles are amended to authorize the issuance of the Preferred Stock, our Board of Directors would have discretion to establish series of preferred stock with such powers, preferences and rights and such terms (including, without limitation, dividend or interest rates, conversion prices, voting rights, redemption prices and maturity dates) as our Board determines. If the proposed amendment is approved by our stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any shares of Preferred Stock, other than as may be required by applicable law or stock exchange listing standards. The full text of the proposed amendment to Article IV of the Articles is set forth in Appendix A to this Proxy Statement.

The Company currently has one authorized class of capital stock, its shares of common stock, which have a par value of $.01 per share. The Board believes that it is advisable to include a class of Preferred Stock as part of its authorized capital stock in order to increase the Company’s flexibility to engage in preferred stock financing or to enter into arrangements that provide for the potential issuance of such Preferred Stock in the future. The Company wishes to be in a position to take advantage of any opportunities that might present themselves to the Company, and such opportunities could arise at any time. The availability of shares of Preferred Stock will afford the Company greater flexibility in acting upon opportunities and transactions, including strategic acquisitions, if any, which may arise. Future issuances of shares of the Preferred Stock could have the effect of making it more difficult for a person to acquire control of the Company and remove management. At this time, there are no current specific plans, understandings or arrangements for the use of the Preferred Stock.

The affirmative vote of holders of a majority of shares entitled to vote at the Annual Meeting is required to approve the proposed amendment to Article IV of the Company’s Articles. If the amendment is not approved by the stockholders, the Company’s Articles, which do not contain a class of preferred stock, will continue in effect. The proposed amendment, if adopted by the required majority vote of the stockholders, will become effective on the date on which the Certificate of Amendment to the Articles is filed with the Secretary of State of Delaware. Proxies will be voted in favor of the following resolution unless otherwise instructed by the shareholders. The resolution states:

“RESOLVED, that Article IV of the Certificate of Incorporation of REX American Resources Corporation be amended by deleting the current Article IV and replacing it with the form of Article IV set forth in Appendix A to the Proxy Statement dated May 7, 2021.”

The Board of Directors recommends a vote FOR approval of the Amendment to our Certificate of Incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of April 27, 2021 (the record date for the Annual Meeting), certain information with respect to the beneficial ownership of REX Common Stock by each director and nominee for director, each named executive officer, all directors and executive officers as a group and those persons or groups known by us to own more than 5% of our Common Stock.

For purposes of this table, a person is considered to “beneficially own” any shares if the person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has (or has the right to acquire within 60 days after April 27, 2021) sole or shared power (i) to vote or to direct the voting of the shares or (ii) to dispose or to direct the disposition of the shares. Unless otherwise indicated, voting power and investment power are exercised solely by the named person or shared with members of his household.

Name and Address	Common Stock Beneficially Owned
	Number	Percent (1)
Stuart A. Rose(2)	586,652	9.8%
7720 Paragon Road,
Dayton, OH 45459
Zafar A. Rizvi(3)	60,133	1.0%
7720 Paragon Road,
Dayton, OH 45459
Douglas L. Bruggeman(4)	26,419	*
7720 Paragon Road,
Dayton, OH 45459
Edward M. Kress(5)	33,781	*
One South Main Street, Suite 1300,
Dayton, OH 45402
David S. Harris(6)	3,546	*
24 Avon Road,
Bronxville, NY 10708
Charles A. Elcan(7)	16,733	*
3100 West End Avenue, Suite 500,
Nashville, TN 37203
Mervyn L. Alphonso(8)	473	*
3830 Kennent Square,
Suwanee, GA 30024
Lee Fisher(9)	1,773	*
26900 George Zeiger Dr., Apt. 424, Beachwood, OH 44122
Anne MacMillan(10)	361	*
2 River Falls Court,
Potomac, MD 20854
All Directors and Executive Officers as a Group(11) (9 persons)	729,871	12.2%
BlackRock, Inc.(12)	864,276	14.4%
55 East 52nd Street,
New York, NY 10055
Renaissance Technologies LLC(13)	415,864	6.9%
800 Third Avenue,
New York, NY 10022
Dimensional Fund Advisors LP(14)	502,709	8.4%
Building One, 6300 Bee Cave Road,
Austin, TX 78746

Name and Address	Common Stock Beneficially Owned
	Number	Percent (1)
The Vanguard Group(15)	418,244	7.0%
100 Vanguard Boulevard,
Malvern, PA 19355
T. Rowe Price Associates, Inc.(16)	603,060	10.0%
100 E. Pratt Street, Baltimore, MD 21202
T. Rowe Price Small-Cap Value Fund, Inc.(17)	364,700	6.0%
100 E. Pratt Street, Baltimore, MD 21202

*	One percent or less

(1)

Percentages are calculated on the basis of the number of shares outstanding on April 27, 2021 plus the number of shares of restricted stock awarded to the person or group that will vest within 60 days after April 27, 2021.

(2)

Includes 443,854 shares held by the Stuart Rose Family Foundation, an Ohio nonprofit corporation of which Mr. Rose is the sole member, chief executive officer and one of two members of the board of trustees, the other being an immediate family member, and 3,310 shares of restricted stock.

(3)	Includes 4,515 shares of restricted stock.

(4)	Includes 2,258 shares of restricted stock.

(5)	Includes 354 shares of restricted stock.

(6)	Includes 709 shares of restricted stock.

(7)	Includes 354 shares of restricted stock.

(8)	Includes 354 shares of restricted stock.

(9)	Includes 354 shares of restricted stock.

(10)	Includes 242 shares of restricted stock.

(11)	Includes 12,450 shares of restricted stock.

(12)

Based on a Schedule 13G filing dated January 26, 2021. BlackRock, Inc., as parent holding company of BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, Blackrock Investment Management (UK) Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors (beneficially owns 5% or greater of the outstanding shares of class reported), BlackRock Institutional Trust Company, N.A.,and Blackrock Investment Management, LLC, has sole power to vote 853,556 shares and sole power to dispose of 864,276 shares.

(13)

Based on a Schedule 13G filing dated February 11, 2021. Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation, on behalf of certain funds and accounts managed by Renaissance Technologies LLC, have sole power to vote 415,864 shares and the sole power to dispose of 415,864 shares.

(14)

Based on a Schedule 13G filing dated February 16, 2021. Dimensional Fund Advisors LP, a registered investment adviser, furnishes investment advice to four registered investment companies and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts. In its or its subsidiaries’ role as investment adviser, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries may possess voting and/or investment power over the shares owned by these funds, trusts and accounts. Dimensional Fund Advisors LP or its subsidiaries has sole power to vote 489,415 shares and sole power to dispose of 502,709 shares. Dimensional Fund Advisors LP disclaims beneficial ownership of all such shares.

(15)

Based on a Schedule 13G filing dated February 8, 2021, The Vanguard Group, a registered investment advisor, has the shared power to vote 6,068 shares, sole power to dispose of 407,567 shares and shared power to dispose of 10,677 shares.

(16)	Based on a Schedule 13G filing dated January 11, 2021, T. Rowe Price Associates, a registered investment advisor, has the sole power to vote 216,917 shares and sole power to dispose of 603,060 shares.

(17)	Based on a Schedule 13G filing dated January 11, 2021, T. Rowe Price Small-Cap Value Fund, Inc., a registered investment company, has the sole power to vote 364,700 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of ownership and changes of ownership of REX Common Stock with the Securities and Exchange Commission. We believe that during fiscal 2020 all filing requirements applicable to our directors and executive officers were timely met.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2020, REX paid the law firm of Dinsmore & Shohl LLP, of which Edward M. Kress is a partner, a total of $134,092 for legal services. Mr. Kress is a member of our Board of Directors.

We believe the fees paid to Dinsmore & Shohl LLP for legal services were comparable to terms that we could have obtained from unaffiliated third parties and fair to the Company.

Review and Approval of Transactions with Related Persons

Pursuant to our written policy relating to Transactions with Related Persons, we review all financial transactions, arrangements or relationships between REX and our directors, executive officers, their immediate family members and our significant shareholders to determine the materiality of the related person’s interest, whether it creates a conflict of interest, and whether it is on terms comparable to arm’s length dealings with an unrelated party or otherwise fair to us. We have developed internal controls and processes for identifying related party transactions, including annual director and officer questionnaires. All related party transactions are reviewed by our legal counsel for disclosure in our proxy statement. Related party transactions are reviewed and approved by our CEO, unless our legal counsel determines that the amount involved, persons involved, significance or other aspects of the transaction require review and approval by the disinterested members of our Board of Directors.

Hedging Policies

REX currently has no hedging practices or polices related to directors or employees, including officers, engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of REX’s equity securities granted to employees or directors as compensation or held, directly or indirectly by any employee or director.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP served as REX’s independent registered public accounting firm for the fiscal year ended January 31, 2021, and has served in that capacity since 2002. It is anticipated that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions from shareholders and to make a statement if they desire to do so.

The Board of Directors annually appoints the independent registered public accounting firm for the Company after receiving the recommendations of the Audit Committee, typically following the Annual Meeting. No recommendation of the Audit Committee has been made concerning the appointment of the independent registered public accounting firm for the fiscal year ending January 31, 2022.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed REX for the fiscal years ended January 31, 2021 and 2020 by Deloitte & Touche LLP:

	Fiscal 2020	Fiscal 2019
Audit Fees(1)	$461,893	$467,800
Audit-Related Fees(2)	—	—
Tax Fees(3)	$132,970	$162,043
All Other Fees(4)	$2,037	$2,037

Total	$596,900	$631,880

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in our quarterly reports and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements. This category included fees related to the audit of our internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act.

(2)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

(4)	All Other Fees consist of fees paid for a web based accounting research tool.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. The Audit Committee will generally pre-approve a list of specific services and categories of services, including audit, audit-related, tax and other services, for the upcoming or current fiscal year, subject to a specified dollar limit. Any material service not included in the approved list of services, and all services in excess of the pre-approved dollar limit, must be separately pre-approved by the Audit Committee. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee all services performed and fees charged to date by the firm pursuant to the pre-approval policy. None of the fees billed by our independent registered public accounting firm for Audit-Related, Tax and Other Services described above were approved by the Audit Committee after the services were rendered pursuant to the de minimus exception under SEC rules.

Audit Committee Report

The Audit Committee assists Board oversight of the integrity of the financial statements of the Company. The Audit Committee is comprised of nonemployee directors who meet the independence and financial experience requirements of applicable NYSE listing standards and SEC rules. The Audit Committee operates under a written charter.

Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls.

The Committee reviewed with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under Statement on Auditing Standards No. 1301, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the matters in the independent registered public accounting firm’s written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.

The Committee also discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

DAVID S. HARRIS, Chairman
MERVYN L. ALPHONSO
CHARLES A. E LCAN
LEE FISHER
ANNE MACMILLAN

OTHER BUSINESS

Solicitation of Proxies

The Company will bear the entire expense of this proxy solicitation. Arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxy solicitation materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers and other regular employees of the Company may solicit proxies by mail, in person or by telephone.

Other Matters

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned above. If other matters should properly come before the Annual Meeting or any adjournments thereof, the proxy holders will vote the proxies thereon in their discretion.

Shareholder Proposals

Proposals by shareholders intended to be presented at REX’s 2022 Annual Meeting of Shareholders must, in accordance with applicable regulations of the Securities and Exchange Commission, be received by the Secretary of the Company at 7720 Paragon Road, Dayton, Ohio 45459 on or before January 7, 2022 in order to be considered for inclusion in our proxy materials for that meeting. Shareholder proposals intended to be submitted at the 2022 Annual Meeting outside the processes of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by us at our corporate offices on or before March 23, 2022. If we do not receive timely notice of such proposal, the proxy holders will vote on the proposal, if presented at the meeting, in their discretion.

Shareholder recommendations for director candidates must be received by the Nominating/Corporate Governance Committee at our corporate offices on or before January 7, 2022 to be considered for nomination in connection with the 2022 Annual Meeting. Names submitted after this deadline will not be considered.

By Order of the Board of Directors EDWARD M. KRESS Secretary

May 7, 2021
Dayton, Ohio

APPENDIX A

PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF REX AMERICAN RESOURCES CORPORATION

ARTICLE IV

The aggregate number of shares the Corporation shall have the authority to issue, the designation of each class of shares, the authorized number of shares of each class, and the par value per share of each class shall be as follows:

Class	Number of Shares Authorized	Par Value Per Share
Common Stock	Forty Million (40,000,000)	One Cent ($.01)
Preferred Stock	Five Million (5,000,000)	One Cent ($.01)

A. Common Stock

Except as otherwise provided by law, and except as may be determined by the Board of Directors of the Corporation with respect to shares of Preferred Stock as provided in Section B, below, only the holders of shares of Common Stock shall be entitled to vote for the election of directors of the Corporation and for all other corporate purposes. Except as otherwise provided by law, upon any such vote, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such stockholder. Subject to the terms of any authorized and issued Preferred Stock, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Corporation, in its discretion. In the event of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, after there have been paid to or set aside for the holders of shares of Preferred Stock, the full preferential amounts, if any, to which they are entitled, the outstanding holders of shares of Common Stock shall be entitled to share ratably, according to the number of shares held by each, in the remaining assets of the Corporation available for distribution.

B. Preferred Stock.

The Board of Directors of the Corporation is hereby authorized, within the limitations and restrictions stated in this Article FOURTH, to determine or alter the preferences, voting powers, qualifications, special or relative rights or privileges as to any wholly unissued series of Preferred Stock, and the number of shares constituting any such series; to increase or decrease the number of shares constituting any such series; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares then constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series unless otherwise provided herein.

The authority of the Board of Directors of the Corporation with respect to each such series of Preferred Stock shall include the right to determine and fix any and all preferences, voting powers, qualifications, special or relative rights or privileges not inconsistent with law and this Certificate of Incorporation including, without limitation:

1. The distinctive designation of such series and the number of shares to constitute such series;

2. The rate at which dividends, if any, on the shares of such series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative and whether the shares of such series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

3. The right, if any, of the Corporation to redeem shares of the particular series and, if redeemable, the price, terms and manner of such redemption;

4. The special and relative rights and preferences, if any, and the amount or amounts per share, if any, that the shares of such series shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

5. The terms and conditions, if any, upon which shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

6. The obligation, if any, of the Corporation to retire or purchase shares of such series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

7. Voting rights, if any;

8. Limitations, if any, on the issuance of additional shares of such series or any shares of any other series of Preferred Stock; and

9. Such other preferences, voting rights, qualifications, special or relative rights or privileges thereof as the Board of Directors of the Corporation may deem advisable.

Except as otherwise specifically provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation and issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

ANNUAL MEETING OF SHAREHOLDERS OF

REX AMERICAN RESOURCES CORPORATION

June 16, 2021

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.rexamerican.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

â  Please detach along perforated line and mail in the envelope provided.  â

00003333333333000000 5	061621
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR, AND “FOR” ITEMS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This proxy is solicited on behalf of the Board of Directors and will be voted as directed herein. If no direction is given, this proxy will be voted in accordance with the Board of Directors’ recommendations.		1.	ELECTION OF DIRECTORS
INSTRUCTION: Please mark your vote for each nominee separately
				FOR	AGAINST	ABSTAIN
			Stuart A. Rose	☐	☐	☐

			Zafar Rizvi	☐	☐	☐

			Edward M. Kress	☐	☐	☐

			David S. Harris	☐	☐	☐

			Charles A. Elcan	☐	☐	☐

			Mervyn L. Alphonso	☐	☐	☐

			Lee Fisher	☐	☐	☐

			Anne MacMillan	☐	☐	☐

		2.	ADVISORY VOTE on executive compensation.	☐	☐	☐

		3.	AMENDMENT TO CERTIFICATE OF INCORPORATION.	☐	☐	☐

		4.	IN THEIR DISCRETION the proxies are authorized to vote upon such other business as may properly come before the Meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

PROXY

REX AMERICAN RESOURCES CORPORATION

Proxy for Annual Meeting of Shareholders
June 16, 2021

The undersigned hereby appoints Stuart A. Rose and Zafar Rizvi and each of them proxies for the undersigned, with full power of substitution, to vote all the shares of Common Stock of REX AMERICAN RESOURCES CORPORATION, a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Wednesday, June 16, 2021, at 2:00 p.m. and any adjournments thereof.

(Continued, and to be signed, on the other side)

1.1	14475